ECHOSTAR CORPORATION
EXECUTIVE OFFICER STOCK OPTION AGREEMENT

This Stock Option Agreement (the “Agreement”) is entered into effective as of [Grant Date] (the “Grant Date”), by and between EchoStar Corporation, a Nevada corporation (the “Company”), and [Participant Name] (“Grantee”).

RECITAL

WHEREAS, the Company, pursuant to its 2017 Stock Incentive Plan (as amended from time to time, the “Plan”) desires to grant this stock option to Grantee, and Grantee desires to accept such stock option, each under the terms and conditions set forth in this Agreement; and

WHEREAS, the Option (as defined below) is intended to be consideration in exchange for the covenants herein contained and not in exchange for any right with respect to continuance of employment with or service to the Company or any of its direct or indirect subsidiaries.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.Grant of Option

The Company hereby grants to Grantee, as of the Grant Date, the right and option (hereinafter called the “Option”) to purchase all or any part of an aggregate of [Number of Options Granted] shares of the Class A common stock of the Company, par value $0.001 per share (the “Common Shares”), at the price of $[Grant Price] per share (the “Option Price”), on the terms and conditions set forth in this Agreement, which price is equal to or greater than the fair market value of a Common Share on the Grant Date (or the last trading day prior to the Grant Date, if the Grant Date was not a trading day). The Option Price is subject to adjustment as provided in this Agreement and the Plan. The Option is intended to be an incentive stock option (an “ISO”) within the meaning of the Internal Revenue Code of 1986, as amended, and regulations thereunder (the “Code”) to the full extent permitted under the provisions of the Code; provided that any portion of the Option that is not eligible to be an ISO under the Code shall be a non‑statutory stock option that does not qualify as an “incentive stock option” within the meaning of the Code. Grantee understands, acknowledges, agrees and hereby stipulates that to the extent that the aggregate fair market value (as determined by the Company in its sole and absolute discretion for any reason or no reason at any time and from time to time as of the Grant Date) of the Common Shares with respect to which all ISOs are exercisable for the first time by Grantee during any calendar year exceeds one-hundred thousand dollars ($100,000), in accordance with Section 422(d) of the Code, such options, including without limitation, all or a portion of the Option, shall be treated as options that do not qualify as ISOs.

Notwithstanding anything in the Plan to the contrary, this Agreement and the Option granted hereunder shall be null and void and of no further force and effect unless and until the Grantee shall have accepted and acknowledged this Agreement within thirty (30) days after the Grant Date by following the current procedures implemented by the Company’s administrator for the Plan (the “Administrator”), as such Administrator and procedures are designated by the Company in its sole and absolute discretion for any reason or no reason from time to time.

2.	Duration and Exercisability

(a)    Subject to the terms and conditions set forth in this Agreement and the Plan and Grantee being an employee of the Company or its direct or indirect subsidiaries, if any, on each of the following vesting dates, the Option shall vest on, and may be exercised by Grantee in accordance with the following vesting schedule: [________________]

Notwithstanding the foregoing, vesting of the Option shall immediately cease upon the occurrence of any of the events provided for in Sections 3(a)-(d), as applicable.

(b)    Except as permitted pursuant to the Plan, (i) during the lifetime of Grantee, the Option shall be exercisable only by Grantee or, if permissible under applicable law, by Grantee’s guardian or legal representative, (ii) the Option shall not be assignable or transferable by Grantee, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act, or the rules promulgated thereunder, and (iii) the Option may not be sold, assigned, transferred or otherwise disposed of, or pledged, alienated, attached, hypothecated, or otherwise encumbered in any manner (whether by operation of law or otherwise), and will not be subject to execution, attachment or other process. Any purported sale, assignment, transfer, pledge, alienation, attachment or encumbrance in violation of the terms of this Agreement or the Plan shall be void and unenforceable against the Company or any of its subsidiaries. Any sale, assignment, transfer, pledge, hypothecation, or other disposition of the Option or any attempt to make any such levy of execution, attachment or other encumbrance will cause the Option to terminate immediately, unless the Board of Directors of the Company or the Committee (as defined in the Plan), in their sole and absolute discretion for any reason or no reason at any time and from time to time, specifically waives applicability of this provision.

(c)    Notwithstanding any other provisions in this Agreement or the Plan, the Option shall expire and terminate, and shall cease to be exercisable, on [insert date that is [XX] years after the Grant Date] (the “Expiration Date”).

(d)    The Company assumes no responsibility for individual income taxes, penalties or interest related to the grant, vesting, forfeiture, termination, recoupment, adjustment or exercise of the Option or any subsequent disposition of Common Shares. Additionally, the Company assumes no responsibility in the event that the Option or any portion thereof is ultimately determined to not be an ISO or the tax treatment therefore is ultimately determined to be other than the tax treatment afforded for ISOs, whether such other treatment is the result of changes in the tax laws, a disqualifying disposition by Grantee, or for any other reason. Grantee should consult with Grantee's personal tax advisor regarding the tax ramifications, if any, which result from the grant, vesting, adjustment, forfeiture, termination, recoupment or exercise of the Option, and any subsequent disposition of Common Shares. If, in the Company's sole and absolute discretion for any reason or no reason at any time and from time to time, it is necessary or appropriate to collect or withhold federal, state or local taxes in connection with the grant, vesting, forfeiture, termination, recoupment, adjustment or exercise of any portion of the Option and/or any subsequent disposition of Common Shares, the Company shall be entitled to require the payment of such amounts as a condition to exercise. Prior to any relevant taxable or tax withholding event, as applicable, Grantee shall pay or make arrangements satisfactory to the Company to satisfy all withholding obligations. In furtherance and without limiting the generality of the foregoing, Grantee (on its own behalf and on behalf of each and every other proper party as described in Section 2(b) and/or Section 3(c) of this Agreement) hereby authorizes the Company, in its sole and absolute discretion for any reason or no reason at any time and from time to time (including without limitation, pursuant to the then-current procedures implemented by the Administrator, as such Administrator and procedures are designated by the Company in its sole and absolute discretion for any reason or no reason at any time and from time to time), to satisfy all withholding and all other obligations with regard to any individual income taxes, penalties or interest related to the grant, vesting, forfeiture, termination, recoupment, adjustment or exercise of the Option and/or any subsequent disposition of Common Shares by one or a combination of the following:

i.    withholding from any wages or other cash or equity compensation payable to Grantee by the Company;

ii.    withholding Common Shares that are otherwise issuable upon exercise of the Option;

iii.    arranging for the sale of Common Shares that are otherwise issuable upon exercise of the Option, including, without limitation, selling Common Shares as part of a block trade with other grantees under the Plan or otherwise; and/or

iv.    withholding from the proceeds of the sale of Common Shares issued upon exercise of the Option or other Common Shares issuable to the Grantee.

(e)    In accepting the terms and conditions of this Agreement and the Option and in considering the exercise of the Option, Grantee understands, acknowledges, agrees and hereby stipulates that he or she has used and shall use the same independent investment judgment that Grantee would use in making other investments in corporate securities. Among other things, stock prices will fluctuate over any reasonable period of time and the price of the Common Shares may go down as well as up. No guarantees are made as to the future prospects of the Company or the Common Shares, or that any market for sale of the Common Shares will exist in the future. No representations are made by the Company except as may be contained in any active registration statement on file with the United States Securities and Exchange Commission (“SEC”) relating to the Plan at the time of the applicable exercise of the Option.

3.	Effect of Termination of Employment; Violation of Covenants; Covenants Found Unenforceable; Death or Disability; Demotion; Termination After Change in Control

(a)    In the event that Grantee shall cease to be employed by the Company and/or its direct or indirect subsidiaries, if any, for any reason other than as a result of or in connection with Grantee's serious misconduct or violation of the covenants set forth in Section 5 of this Agreement or other circumstances as described in Section 3(b) of this Agreement or Grantee's death or disability (as described in Section 3(c) of this Agreement), Grantee shall have the right to exercise the Option at any time within one month after such cessation of employment, but only to the extent of the full number of vested Common Shares that Grantee was entitled to exercise under the Option on the date of such cessation of employment, subject to the conditions that (i) any vested or exercisable portion of the Option not exercised within that one month period shall terminate and cannot be exercised following expiration of that one month period, (ii) any portion of the Option not vested or otherwise not exercisable as of the date of such cessation of employment shall be deemed to have terminated and cannot be exercised as or after such date, and (iii) no portion of the Option shall be exercisable (whether vested or unvested) after the Expiration Date. The termination of the Option by reason of this Section 3(a) shall be without prejudice to any right or remedy which the Company may have against the Grantee or other holder of the Option or any Common Shares issued or issuable upon exercise of the Option.

(b)    In the event that (i) Grantee shall cease to be employed by the Company and/or its direct or indirect subsidiaries, if any, by reason of Grantee's serious misconduct during the course of employment, including without limitation wrongful appropriation of the Company's or its subsidiaries’ funds, theft of the Company’s or its subsidiaries’ property or other reasons as determined by the Company, (ii) Grantee violates any one or more of the covenants set forth in Section 5 of this Agreement as determined by the Company, or (iii) any one or more of the covenants set forth in Section 5 of this Agreement is found to be unenforceable against the Grantee to any extent by the final non-appealable resolution of any litigation or other legal proceeding stemming from an actual, threatened, or attempted violation of any such covenants by Grantee, then the entire Option (both vested and unvested) shall be deemed to have terminated and cannot be exercised and no Common Shares shall be issuable in connection therewith as of the date of the earliest to occur of: (A) the serious misconduct or cessation of employment, in all cases as the Company may select and as determined by the Company; (B) any violation of the covenants set forth in Section 5 of this Agreement as determined by the Company; or (C) any finding of unenforceability against the Grantee of any one or more of the covenants set forth in Section 5 of this Agreement to any extent by the final non-appealable resolution of any litigation or other legal proceeding stemming from an actual, threatened or attempted violation of any such covenants by Grantee. The termination of the Option by reason of this Section 3(b) shall be without prejudice to any right or remedy which the Company may have against the Grantee or other holder of the Option or any Common Shares issued or issuable upon exercise of the Option. For clarification purposes, with respect to interpreting any and all violation(s) (or other logical formulation thereof such as “violates”) of the covenants set forth in this Agreement (including without limitation, the covenants in Section 5 of this Agreement), such violation(s) shall include, but is not limited to, any actual, threatened or attempted violation of any such covenants by the Grantee that may result in, among other things, the Company or any of its direct or indirect subsidiaries having to seek a temporary restraining order, preliminary injunction, or other similar relief against the Grantee to attempt to prevent any such actual, threatened or attempted violation.

(c)    In the event that Grantee shall die while in the employ of the Company or its direct or indirect subsidiaries, if any, or within one month after cessation of employment for reasons provided in Section 3(a) of this Agreement, or if Grantee’s employment with the Company and/or its direct or indirect subsidiaries, if any, is terminated because Grantee has become disabled (within the meaning of Section 22(e)(3) of the Code and regulations thereunder) while in the employ of the Company or its direct or indirect subsidiaries, if any, and Grantee shall not have exercised the Option to the extent of the full number of vested Common Shares that Grantee was entitled to exercise under the Option as of the date of such death or termination on account of disability, as applicable, then such Option may be exercised at any time within twelve months after the date of such death or termination on account of disability, as applicable, by Grantee or the personal representatives or administrators, executor or guardians of Grantee, as applicable, or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, but only to the extent of the full number of vested Common Shares that Grantee was entitled to exercise under the Option on the date of such death or termination on account of disability, as applicable, subject to the conditions that (i) any vested or exercisable portion of the Option not exercised within that twelve month period shall terminate and cannot be exercised following expiration of that twelve month period, (ii) any portion of the Option not vested or otherwise not exercisable as of the date of such death or termination on account of disability, as applicable, shall be deemed to have terminated and cannot be exercised as or after such date, and (iii) no portion of the Option shall be exercisable (whether vested or unvested) after the Expiration Date. The termination of the Option by reason of this Section 3(c) shall be without prejudice to any right or remedy which the Company may have against the Grantee or other holder of the Option or any Common Shares issued or issuable upon exercise of the Option.

(d)    In the event that Grantee is demoted (but remains employed) by the Company or its direct and indirect subsidiaries, if any, from Grantee’s current level (e.g., chairman, chief executive officer, president, executive vice president, senior vice president, vice president, director, manager, or other level held by Grantee on the date of this Agreement), the Option shall continue in force, unless otherwise terminated, but only to the extent of the full number of vested Common Shares that Grantee was entitled to exercise under the Option on the date of such demotion (the “Remaining Vested Options Following Demotion”), subject to the conditions that (i) any portion of the Option not vested or otherwise not exercisable as of the date of such demotion shall be deemed to have terminated and cannot be exercised as of the date of demotion, and (ii) no portion of the Option shall be exercisable (whether vested or unvested) after the Expiration Date. The termination of the Option by reason of this Section 3(d) shall be without prejudice to any right or remedy which the Company may have against the Grantee or other holder of the Option or any Common Shares issued or issuable upon exercise of the Option.

(e)    In the event that (i) a Change in Control occurs, and (ii) Employee is terminated by the Company and/or its direct and indirect subsidiaries (and not simultaneously employed by the surviving entity or its direct or indirect subsidiaries -- if not the Company -- in connection with, as a result of, upon or after the Change in Control), for any reason other than for Cause, during the twenty-four (24) month period following such Change in Control, then all portions of the Option not previously vested shall immediately vest and become exercisable on the date of such termination, and the Employee shall have the right to exercise all unexercised portions of the Option within one month after such termination of employment, subject to the conditions that (i) any portion of the Option not exercised within such one month period shall terminate and cannot be exercised following expiration of that one month period, and (ii) no portion of the Option (whether vested or unvested) shall be exercisable after the Expiration Date.

For the purpose of this subsection 3(e), the capitalized terms shall have the following meanings: "Capital Stock" means any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock or partnership or membership interests, whether common or preferred. "Cause" means: (i) the willful and continued failure of Grantee to substantially perform his or her duties consistent with past practices prior to the Change in Control; (ii) any illegal conduct or gross misconduct which is materially injurious to the Company or its affiliates; (iii) Grantee has been convicted of or pleaded guilty or nolo contendere to a felony or any crime involving moral turpitude or dishonesty; or (iv) Grantee has been convicted of or pleaded guilty or nolo contendere to a felony, crime or engaged in conduct which results in a prohibition on the Grantee from serving, for any period of time, as an officer or director of a publicly traded company by any federal, state or other regulatory governing body (including without limitation, an exchange or association such as NYSE or Nasdaq). "Change in Control" means: a transaction or a series of transactions the result of which is that any person (other than the Principal or a Related Party) individually owns more than fifty percent (50%) of the total voting power of the voting Equity Interests of either (A) the Company or (B) the surviving entity in any such transaction(s) or a controlling affiliate of such surviving entity in such transaction(s). "Equity Interest" means any Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock). "Principal" means Charles W. Ergen. "Related Party" means, with respect to the Principal, (a) the spouse and each immediate family member of the Principal; (b) each trust, corporation, partnership or other entity of which the Principal and/or the Principal’s spouse and/or immediate family members beneficially holds an eighty percent (80%) or more controlling interest; and (c) all trusts, including grantor retained annuity trusts, established by the Principal for the benefit of his family.

(f)    Notwithstanding any other provision in this Agreement or the Plan or any termination or expiration of the Option, the covenants set forth in Section 5 of this Agreement shall continue in force in accordance with their terms unless otherwise terminated by the Company.

4.	Manner of Exercise

(a)    The Option can be exercised only by Grantee or other proper party as described in Section 2(b), Section 3(c) and/or Section 4(c) of this Agreement, in whole Common Shares, upon meeting the applicable vesting requirements for the Option represented by this Agreement and by following, prior to the earlier of any forfeiture or termination or the Expiration Date, the then-current procedures implemented by the Administrator, as such Administrator and procedures are designated by the Company in its sole and absolute discretion for any reason or no reason at any time and from time to time. The instruction to exercise the Option must be made by a person entitled to exercise the Option and shall (i) include, among other things, the number of Common Shares as to which the Option is being exercised, (ii) contain a representation and agreement as to Grantee's investment intent with respect to the Common Shares in a form satisfactory to the Company (unless a Prospectus meeting applicable requirements of the Securities Act of 1933, as amended (“Securities Act”), is in effect for the Common Shares being purchased pursuant to exercise of the Option), and (iii) be accompanied by payment in full of the Option Price for all Common Shares designated in the instruction. The instruction to exercise shall be sent as set forth in Section 7(n) of this Agreement or in such other manner pursuant to the then-applicable procedures implemented by the Administrator.

(b)    Except as otherwise provided for by the then-current procedures implemented by the Administrator or as otherwise specified in Section 4(c) of this Agreement, Grantee shall pay the Option Price for the Common Shares purchased in cash or by certified or bank cashier's check.

(c)    If, upon the close of trading on the NASDAQ Stock Market (or, in the event that the Common Shares are no longer listed and traded on the NASDAQ Stock Market, such other stock exchange on which the Common Shares are then listed and traded) (the “Market Close”) on the Expiration Date (or the last trading day prior to the Expiration Date (if the Expiration Date is not a trading day)) (the “Expiration Exercise Date”), all or any portion of the Option is vested and exercisable, then the vested and exercisable portion of the Option shall be automatically exercised upon the Market Close on the Expiration Exercise Date without any further action by Grantee (or any other proper party as described in Section 2(b) and/or Section 3(c) of this Agreement) pursuant to the applicable then-current procedures implemented by the Administrator (the “Expiration Exercise Procedures”), as such Administrator and Expiration Exercise Procedures are designated by the Company in its sole and absolute discretion for any reason or no reason at any time and from time to time.

Pursuant to the Expiration Exercise Procedures: (i) the following costs and expenses will be satisfied by withholding otherwise deliverable Common Shares to be issued upon the automatic exercise of the Option: (A) the Option Price for the full number of vested Common Shares that are automatically exercised under the Option pursuant to this Section 4(c); (B) the Administrator’s fees and commissions, if any; (C) other brokerage fees and commissions, if any; and (D) all withholding and all other obligations with regard to any individual income taxes (which Grantee understands, acknowledges, agrees and hereby stipulates may be withheld at the highest then‑current tax rate), penalties or interest related to the grant, vesting, forfeiture, termination, recoupment, adjustment or exercise of the Option and/or any subsequent disposition of Common Shares in connection with the Expiration Exercise Procedures or otherwise; and (ii) the number of whole Common Shares, if any, remaining after completion of all withholding as described in subsection (i) of these Expiration Exercise Procedures shall be issued to Grantee. Without limitation of the generality of Section 2(d) of this Agreement, in the event that the amounts withheld pursuant to the Expiration Exercise Procedures are insufficient to satisfy Grantee’s actual individual income tax, penalty and/or interest obligations, Grantee understands, acknowledges, agrees and hereby stipulates that Grantee, and not the Company, shall be solely responsible and liable for payment of any deficiencies. Only an Option that is “in-the-money” at Market Close on the Expiration Exercise Date shall be automatically exercised pursuant to this Section 4(c). An Option shall be considered “in-the-money” for purposes of this Section 4(c) if the fair market value of a Common Share upon the Market Close on the Expiration Exercise Date is at least one percent (1%) greater than the Option Price. Furthermore, and without limitation of the generality of the preceding sentence, any exercise of the Option that would result in the issuance of less than one whole Common Share to Grantee pursuant to the Expiration Exercise Procedures shall not be automatically exercised pursuant to this Section 4(c). Grantee (on its own behalf and on behalf of each and every other proper party as described in Section 2(b) and/or Section 3(c) of this Agreement) hereby expressly authorizes and agrees to the automatic exercise of the Option as provided in this Section 4(c) (and shall be deemed to have given all instructions and representations required under Section 4(a) of this Agreement in connection with the automatic exercise of the Option as provided in this Section 4(c)), and neither the approval of the Administrator, nor the consent of Grantee (or any other proper party as described in Section 2(b) and/or Section 3(c) of this Agreement) shall be required at the time of the automatic exercise of the Option pursuant to this Section 4(c). For the avoidance of doubt, Grantee may exercise any vested and exercisable portion of the Option prior to Market Close on the Expiration Exercise Date. Grantee understands, acknowledges, agrees and hereby stipulates that the automatic exercise procedure pursuant to this Section 4(c) is provided solely as a convenience to Grantee as protection against Grantee’s inadvertent failure to exercise all or any portion of an “in-the-money” Option that is vested and exercisable before such Option expires under this Agreement. Because any exercise of all or any portion of the Option is solely Grantee’s responsibility, Grantee hereby waives and releases and agrees to indemnify and hold the Company harmless from and against any and all claims of any kind whatsoever against the Company and/or any other party (including without limitation, the Administrator and the Company’s Grantees and agents) arising out of or relating to the automatic exercise procedure pursuant to this Section 4(c) (or any failure thereof), including without limitation any resulting individual income tax, penalty and/or interest liability and/or any other liability if the automatic exercise of the Option does occur, or does not occur for any reason or no reason whatsoever and/or the Option actually expires.

(d)    Unless notified by the Company or the Administrator to the contrary, the Common Shares issuable on exercise of the Option shall be deemed issued on the date specified by the Company within five (5) business days following the date that the Company determines that all requirements for issuance of the Common Shares have been properly completed, including, without limitation, payment of all applicable withholding taxes. The Company shall have no obligation to issue the Common Shares upon the exercise of any portion of the Option until it has confirmed to its satisfaction that all requirements for the issuance have been accomplished. Any notice of exercise shall be void and of no effect if all requisite events have not been accomplished.

(e)    Unless the Company waives applicability of this provision, the certificate or certificates for the Common Shares, if any, as to which the Option shall be exercised or the book entries, as applicable, may be registered only in the name of Grantee (or if Grantee so requests in the notice of exercise of the Option, jointly in the name of Grantee and with a member of Grantee's family, with the right of survivorship, or in the event of the death of Grantee, in the name of such survivor of Grantee as the person with the right to exercise the Option shall designate).

5.Protection of Confidential Information and Trade Secrets

(a)    Grantee shall serve the Company and its direct and indirect subsidiaries (collectively, the “Company” for purposes of this Section 5), loyally and in good faith and use Grantee's best efforts to promote the Company's interests. Grantee hereby agrees to protect from disclosure (for clarification purposes, such agreement to protect from disclosure shall include, without limitation, an agreement not to use) Confidential Information and Trade Secrets (as defined in Section 5(e) of this Agreement).

(e)    Non-Disclosure and Non-Use of Confidential Information and Trade Secrets. Grantee further agrees to hold in a fiduciary capacity for the benefit of the Company any and all proprietary and confidential information, knowledge, ideas and data, including, without limitation, customer lists and the Company’s trade secrets, products, processes and programs (“Confidential Information and Trade Secrets”), relating in any way to the present or future business or activities of the Company for as long as such Confidential Information and Trade Secrets remain confidential (for clarification purposes, this restriction shall include, but not be limited to, the obligation of and agreement by Grantee not to (i) disclose to, or use to or for the benefit of, any person or entity other than the Company any Confidential Information and Trade Secrets, and/or (ii) take a position where Grantee may use and/or disclose any Confidential Information and Trade Secrets). Such Confidential Information and Trade Secrets include but are not limited to: (i) the Company’s financial and business information, such as capital structure, operating results, strategies and plans for future business, pending projects and proposals and potential acquisitions or divestitures; (ii) product and technical information, such as product formulations, new and innovative product ideas, proprietary credit scoring models and approaches, credit policies, new business developments, plans, designs, compilation methods, processes, procedures, program devices, data processing programs, software, software codes, hardware, firmware and research and development products; (iii) marketing information, such as new marketing ideas, mailing lists, the identity and number of the Company’s customers and prospects, their names and addresses and sales and marketing plans; (iv) information about the Company’s third-party agreements and any confidential or protected information disclosed to the Company by a third-party; (v) the Company’s suppliers, partners, customers and prospect lists; and (vi) personnel information, such as the identity and number of the Company’s other employees, their salaries, bonuses, benefits, skills, qualifications and abilities. For the avoidance of doubt and notwithstanding the foregoing, the term “trade secrets” shall mean items of Confidential Information and Trade Secrets that meet the requirements of the Uniform Trade Secrets Act, as adopted in the state of Colorado and as amended from time to time or under the Defend Trade Secrets Act, 18 U.S.C. §1833, et seq. Under the federal Defend Trade Secrets Act of 2016, Grantee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (x) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (y) is made to Grantee’s attorney in relation to a lawsuit for retaliation against Grantee for reporting a suspected violation of law; or (z) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. All Confidential Information and Trade Secrets, together with all copies thereof and notes and other references thereto, shall remain the sole property of the Company. To the extent that Grantee possesses any Confidential Information and Trade Secrets or equipment belonging to the Company, Grantee agrees to deliver to the Company, immediately upon termination of employment and at any time and from time to time as the Company requests: (i) any and all documents, files, notes, memoranda, databases, computer files, and/or other computer programs reflecting any Confidential Information and Trade Secrets; and (ii) any and all computer equipment, home office equipment, automobile, or other business equipment belonging to the Company that Grantee may then possess or have under his or her control. For any equipment or devices owned by Grantee on which proprietary information of the Company is stored or accessible, Grantee shall, immediately upon or prior to termination of employment, deliver such equipment or devices to the Company so that any proprietary information may be deleted or removed. Grantee expressly authorizes the Company’s designated representatives to access such equipment or devices for this limited purpose and shall provide any passwords and/or passcodes necessary to accomplish this task. Grantee acknowledges that all Confidential Information and Trade Secrets is essential to the Company’s present and future business and activities, and is therefore deemed trade secrets and is considered proprietary to, and treated as confidential by, the Company. This obligation of confidentiality is intended to supplement, and is not intended to supersede or limit, the obligations of confidentiality Grantee has to the Company by agreement, law or otherwise.

(f)    Remedies. Grantee understands, acknowledges, agrees and hereby stipulates that any and all actual, threatened or attempted violations of any and all covenants in this Agreement (including, without limitation, covenants in this Section 5), challenges of or to the enforceability of any such covenants and/or findings of unenforceability of any such covenants against the Grantee to any extent by the final non-appealable resolution of any litigation or other legal proceeding stemming from a threatened or attempted violation of any such covenants by Grantee, may cause the Company irreparable harm, which may not be compensated for by monetary damages alone.

(g)    Tolling. Grantee further agrees that, while the duration of the covenants contained in this Section 5 will be determined generally in accordance with the terms of each respective covenant, if Grantee violates or threatens to violate any of those covenants, or it is necessary for the Company to seek to enforce any of those covenants, Grantee agrees to an extension of the duration of such covenant on the same terms and conditions for an additional period of time equal to the time that elapses from the commencement of such violation or threat of violation to the later: of (i) the termination of such violation or threat of violation; or (ii) the final non-appealable resolution of any litigation or other legal proceeding stemming from such violation or threatened or attempted violation.

(h)    No Waiver. In addition to (and without limitation of) the other terms and conditions of this Agreement, the failure of the Company to insist upon strict performance of any provision of any agreement between the Company, on the one hand, and another grantee, employee, person or entity, on the other hand, shall not be construed as a waiver of the Company’s right to insist upon strict performance of each and every representation, warranty, covenant, duty and obligation of Grantee hereunder. In addition to (and without limitation of) the foregoing, the election of certain remedies by the Company with respect to the breach or default by another grantee, employee, person or entity of any agreement between the Company, on the one hand, and such other grantee, employee, person or entity, on the other hand, shall not be deemed to prejudice any rights or remedies that the Company may have at law, in equity, under contract (including without limitation this Agreement) or otherwise with respect to a similar or different breach or default hereunder by Grantee (all of which are hereby expressly reserved).

(i)    Recoupment. Notwithstanding anything in this Agreement or the Plan to the contrary, Grantee’s rights, payments and benefits with respect to the Option (whether vested or unvested) shall be subject to deduction, reduction, cancellation, recovery, recoupment, forfeiture and/or “clawback” as may be required to be made pursuant to the provisions of any applicable law, government regulation or stock exchange listing requirement as well as any policies of the Company that may be in effect from time to time pursuant to any law, government regulation or stock exchange listing requirement. In addition, notwithstanding anything in this Agreement or the Plan to the contrary, Grantee’s rights, payments and benefits with respect to the Option (whether vested or unvested) shall be subject to deduction, reduction, cancellation, recovery, recoupment, forfeiture and/or “clawback” if: (i) Grantee ceases or has ceased to be employed by the Company or its direct or indirect subsidiaries, if any, by reason of Grantee’s serious misconduct during the course of employment, including without limitation, wrongful appropriation of the Company’s funds or theft of Company property; (ii) Grantee violates or has violated any of the covenants set forth in Section 5 of this Agreement as determined by the Company; or (iii) any of the covenants set forth in Section 5 of this Agreement are or were found to be unenforceable against the Grantee to any extent by the final non-appealable resolution of any litigation or other legal proceeding stemming from an actual, threatened, or attempted violation of any such covenants by Grantee.

6.Dispute Resolution; Arbitration

(a)    Grantee and the Company mutually agree that any claim, controversy and/or dispute between them, arising out of, relating to, or in connection with: (i) Grantee’s application for employment, employment and/or termination of employment (collectively “Employment-Related Disputes”); and/or (ii) this Agreement (including, without limitation, an actual, threatened or attempted violation of any of the covenants set forth in Section 5 of this Agreement) (“Options Disputes”) ((i) or (ii) each, a “Claim” and (i) and (ii) collectively, “Claims”), whenever and wherever brought shall be resolved by binding arbitration administered by the American Arbitration Association (“AAA”). Grantee agrees that this agreement to arbitrate is governed by the Federal Arbitration Act, 9 U.S.C. §§ 1 et seq., evidences a transaction involving commerce, and is fully enforceable. For purposes of this Section 6, the Company shall be defined to include EchoStar Corporation, its predecessors, direct and indirect subsidiaries and affiliates (except DISH Network Corporation and its direct and indirect subsidiaries, which are not parties to this agreement to arbitrate), its and their officers, directors, shareholders, members, owners, employees, managers, agents, and attorneys, and all successors and assigns of each of the foregoing persons and entities.

(b)    For Employment-Related Disputes:

i.
a party who wishes to arbitrate a Claim must prepare a written demand for arbitration ("Request for Arbitration") that identifies the claims asserted, the factual basis for each claim and the relief and/or remedy sought. That party must file the Request for Arbitration (along with a copy of this Agreement and the applicable filing fee) with the AAA by: (A) delivering them by hand to any office of the AAA; (B) mailing them by certified U.S. mail, Federal Express or United Parcel Service to American Arbitration Association, Case Filing Services, 1101 Laurel Oak Road, Suite 100, Voorhees, NJ 08043; or (C) using the AAA WebFile feature at the AAA's website: http://www.adr.org. The Request for Arbitration must be submitted to the AAA before the expiration of the applicable statute of limitations and the parties agree that the date the Request for Arbitration is received by AAA shall constitute submission for all statute of limitation purposes. Unless otherwise prohibited by law, the party initiating arbitration shall be responsible for paying an initial filing fee of $200 or an amount equal to the applicable filing fee had the claim been brought in a court of competent jurisdiction, whichever is less. The Company will pay the Employment Law Arbitrators’ (as defined below) fees and any fee for administering the arbitration unless otherwise ordered by the Employment Law Arbitrators;

ii.the party initiating arbitration must deliver a copy of the Request for Arbitration to the other party by hand or certified U.S. mail at the following location: (A) to the Company - to the legal department of the Company at 100 Inverness Terrace East, Englewood, CO 80112, Attn: General Counsel; or (B) to Grantee - to the last home address that Grantee provided to the Company;

iii.three arbitrators from the AAA with expertise in employment disputes ("Employment Law Arbitrators") shall be selected, and shall conduct the arbitration, pursuant to the then-current AAA's Employment Arbitration Rules and Procedures ("AAA Employment Rules"), without incorporation of AAA's Supplementary Rules for Class Arbitration, which the parties hereby expressly disclaim. The AAA Employment Rules may be found at http://www.adr.org/, by searching for "AAA Employment Arbitration Rules" using an internet search engine such as www.google.com, or by requesting a copy from the human resources department of the Company. Within fourteen (14) days after the receipt of the Request for Arbitration, each party shall select one arbitrator from the AAA with expertise in employment law to act as arbitrator and such arbitrators shall select the third arbitrator within 10 days of their appointment. The party-selected arbitrators will serve in a non-neutral capacity. In the event that the arbitrators selected by the parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be selected by the AAA. The arbitration shall be governed by and construed in accordance with the substantive law of the State of Colorado, without giving effect to choice of law principles. The Employment Law Arbitrators shall only have the right to render decisions that are consistent with the substantive law of the State of Colorado, and any decision rendered by the Employment Law Arbitrators shall be subject to review by any court of competent jurisdiction. Regardless of what the AAA Employment Rules state, the arbitration proceedings shall be held in the City and County of Denver, Colorado;

iv.the parties shall have the right to conduct discovery relevant and material to the outcome of the arbitration and to present witnesses and evidence as needed to present their claims and defenses, and the Employment Law Arbitrators shall resolve any discovery or evidentiary dispute. Each party shall have the right to subpoena relevant witnesses and documents, including, without limitation, documents from third parties. At least thirty days before the final hearing, the parties must exchange a list of witnesses and copies of all exhibits to be used at the arbitration hearing. The Employment Law Arbitrators may award any remedy available under applicable law, but remedies shall be limited to those that would be available to a party in his/her/its individual capacity for all Claims presented to the Employment Law Arbitrators. The Employment Law Arbitrators’ decision shall be final and binding, and judgment upon the Employment Law Arbitrators’ decision and/or award may be entered in any court of competent jurisdiction; provided that, the parties agree to take all reasonable steps to ensure that all pleadings, filings and papers are filed and/or entered with the court under seal and/or in a manner that would maintain their confidentiality, including, without limitation, complying with all rules of procedure and local rules for filing documents, pleadings, and papers under seal;

v.the Employment Law Arbitrators shall have the authority to hear and decide dispositive motions under the legal standards set forth in Rules 12 and 56 of the Colorado Rules of Civil Procedure, regardless of whether a Claim arises under federal or state law. The Employment Law Arbitrators shall resolve all disputes regarding the timeliness or propriety of the Request for Arbitration and apply the statute of limitations that would have applied if a Claim had been brought in a court of competent jurisdiction. The Employment Law Arbitrators shall dismiss, without limitation, any Claim that, in the absence of this Agreement, could not be brought under applicable law;

vi.the Employment Law Arbitrators shall have the exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability, or formation of this Agreement, except with respect to the "Class Action Waiver" and "Representative Action Waiver" described below. Regardless of what this Agreement and/or the AAA Employment Rules state, any dispute as to the interpretation, applicability, enforceability or formation of the Class Action Waiver and the Representative Action Waiver may only be determined by a court of competent jurisdiction and not by the Employment Law Arbitrators; and

vii.all arbitration proceedings, including, but not limited to, claims, allegations, decisions, findings, pleadings, hearings, testimony, discovery, settlements, opinions and awards shall be confidential, except: (A) to the extent the parties otherwise agree in writing; (B) as may be otherwise appropriate in response to a request from a government agency, subpoena, or legal process; (C) as is necessary to enforce, correct, modify or vacate the Employment Law Arbitrators’ award or decision; or (D) if applicable law provides to the contrary. In the event that either party initiates a court proceeding to enforce, correct, modify, or vacate the Employment Law Arbitrators’ award or decision, or any other proceeding that would require disclosing the Employment Law Arbitrators’ award, decision or findings, the parties agree to take all reasonable steps consistent with applicable law to ensure that all pleadings, filings and papers are filed and/or entered with the court under seal and/or in a manner that would maintain their confidentiality, including, without limitation, complying with all rules of procedure and local rules for filing documents, pleadings, and papers under seal.

(c)    For Options Disputes:

i.a party who wishes to arbitrate a Claim must prepare a Request for Arbitration that identifies the claims asserted, the factual basis for each claim and the relief and/or remedy sought. That party must file the Request for Arbitration (along with a copy of this Agreement and the applicable filing fee) with the AAA by: (A) delivering them by hand to any office of the AAA; (B) mailing them by certified U.S. mail, Federal Express or United Parcel Service to American Arbitration Association, Case Filing Services, 1101 Laurel Oak Road, Suite 100, Voorhees, NJ 08043; or (C) using the AAA WebFile feature at the AAA's website: http://www.adr.org. The Request for Arbitration must be submitted to the AAA before the expiration of the applicable statute of limitations and the parties agree that the date the Request for Arbitration is received by AAA shall constitute submission for all statute of limitation purposes. Unless otherwise prohibited by law, the party initiating arbitration shall be responsible for paying an initial filing fee of $200 or an amount equal to the applicable filing fee had the claim been brought in a court of competent jurisdiction, whichever is less. The Company will pay the Commercial Law Arbitrators’ (as defined below) fees and any fee for administering the arbitration unless otherwise ordered by the Commercial Law Arbitrators;

ii.the party initiating arbitration must deliver a copy of the Request for Arbitration to the other party by hand or certified U.S. mail at the following location: (A) to the Company - to the legal department of the Company at 100 Inverness Terrace East, Englewood, CO 80112, Attn: General Counsel; or (B) to Grantee - to the last home address that Grantee provided to the Company;

iii.three arbitrators from the AAA with expertise in commercial law ("Commercial Law Arbitrators") shall be selected, and shall conduct the arbitration, pursuant to the then-current AAA Commercial Dispute Resolution Procedures (the “AAA Commercial Rules”), without incorporation of the AAA Employment Rules and the AAA's Supplementary Rules for Class Arbitration, both of which the parties hereby expressly disclaim. The AAA Commercial Rules may be found at http://www.adr.org/, by searching for "AAA Commercial Dispute Resolution Procedures" using an internet search engine such as www.google.com, or by requesting a copy from the human resources department of the Company. Within fourteen (14) days after the receipt of the Request for Arbitration, each party shall select one arbitrator from the AAA with expertise in commercial law to act as arbitrator and such arbitrators shall select the third arbitrator within 10 days of their appointment. The party-selected arbitrators will serve in a non-neutral capacity. In the event that the arbitrators selected by the parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be selected by the AAA. The arbitration shall be governed by and construed in accordance with the substantive law of the State of Colorado, without giving effect to choice of law principles. The Commercial Law Arbitrators shall only have the right to render decisions that are consistent with the substantive law of the State of Colorado, and any decision rendered by the Employment Law Arbitrators shall be subject to review by any court of competent jurisdiction. Regardless of what the AAA Commercial Rules state, the arbitration proceedings shall be held in the City and County of Denver, Colorado;

iv.the parties shall have the right to conduct discovery relevant and material to the outcome of the arbitration and to present witnesses and evidence as needed to present their claims and defenses, and the Commercial Law Arbitrators shall resolve any discovery or evidentiary dispute. Each party shall have the right to subpoena relevant witnesses and documents, including, without limitation, documents from third parties. At least thirty days before the final hearing, the parties must exchange a list of witnesses and copies of all exhibits to be used at the arbitration hearing. The Commercial Law Arbitrators may award any remedy available under applicable law, but remedies shall be limited to those that would be available to a party in his/her/its individual capacity for all Claims presented to the Commercial Law Arbitrators. The Commercial Law Arbitrators’ decision shall be final and binding, and judgment upon the Commercial Law Arbitrators’ decision and/or award may be entered in any court of competent jurisdiction; provided that, the parties agree to take all reasonable steps to ensure that all pleadings, filings and papers are filed and/or entered with the court under seal and/or in a manner that would maintain their confidentiality, including, without limitation, complying with all rules of procedure and local rules for filing documents, pleadings, and papers under seal;

v.the Commercial Law Arbitrators shall have the authority to hear and decide dispositive motions under the legal standards set forth in Rules 12 and 56 of the Colorado Rules of Civil Procedure, regardless of whether a Claim arises under federal or state law. The Commercial Law Arbitrators shall resolve all disputes regarding the timeliness or propriety of the Request for Arbitration and apply the statute of limitations that would have applied if a Claim had been brought in a court of competent jurisdiction. The Commercial Law Arbitrators shall dismiss, without limitation, any Claim that, in the absence of this Agreement, could not be brought under applicable law;

vi.the Commercial Law Arbitrators shall have the exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability, or formation of this Agreement, except with respect to the "Class Action Waiver" and "Representative Action Waiver" described below. Regardless of what this Agreement and/or the AAA Commercial Rules state, any dispute as to the interpretation, applicability, enforceability or formation of the Class Action Waiver and the Representative Action Waiver may only be determined by a court of competent jurisdiction and not by the Commercial Law Arbitrators; and

vii.all arbitration proceedings, including, but not limited to, claims, allegations, decisions, findings, pleadings, hearings, testimony, discovery, settlements, opinions and awards shall be confidential, except: (A) to the extent the parties otherwise agree in writing; (B) as may be otherwise appropriate in response to a request from a government agency, subpoena, or legal process; (C) as is necessary to enforce, correct, modify or vacate the Commercial Law Arbitrators’ award or decision; or (D) if applicable law provides to the contrary. In the event that either party initiates a court proceeding to enforce, correct, modify, or vacate the Commercial Law Arbitrators’ award or decision, or any other proceeding that would require disclosing the Commercial Law Arbitrators’ award, decision or findings, the parties agree to take all reasonable steps consistent with applicable law to ensure that all pleadings, filings and papers are filed and/or entered with the court under seal and/or in a manner that would maintain their confidentiality, including, without limitation, complying with all rules of procedure and local rules for filing documents, pleadings, and papers under seal.

(d)    Notwithstanding the foregoing, this agreement to arbitrate all Employment-Related Disputes and/or Options Disputes shall not apply to Grantee claims for statutory unemployment compensation benefits, statutory worker’s compensation benefits, state disability insurance benefits (not including retaliation claims based upon seeking such benefits), charges filed with the National Labor

Relations Board alleging violations of the National Labor Relations Act, and claims for benefits from a Company-sponsored “employee benefit plan,” as that term is defined in 29 U.S.C. §1002(3).

(e)    To the maximum extent allowed by applicable law, (i) Grantee and the Company agree to bring any Claim in arbitration on an individual basis only, and not as a class or collective action, (ii) Grantee and the Company waive any right for a Claim to be brought, heard, or decided as a class or collective action, and (iii) the applicable arbitrator under this Section 6 shall have no power, jurisdiction or authority to preside over a class or collective action ("Class Action Waiver"). This Class Action Waiver, however, does not prevent Grantee from joining, opting into or participating in a pending class or collective action to which Grantee is a current or purported class member as of the Grant Date. To the maximum extent allowed by applicable law, Grantee and the Company waive any right for a Claim to be brought, heard or decided as a Private Attorney General Representative Action on behalf of other grantees ("Representative Action"), and the applicable arbitrator under this Section 6 shall have no power or authority to preside over a Representative Action ("Representative Action Waiver"). The Representative Action Waiver, however, does not apply to a Claim that Grantee brings in arbitration as a private attorney general solely on his/her own behalf.

(f)    In addition, each of Grantee and the Company shall have the right to seek temporary restraining orders, preliminary and/or permanent injunctions or other like emergency relief from a court where such relief is required to permit the dispute to proceed to arbitration without such party incurring irreparable harm that may not be remedied monetarily, for example, to prevent violation of: (i) non-competition agreements or obligations; (ii) non-solicitation agreements or obligations; (iii) intellectual property rights, including, but not limited to, copyrights, patent rights, trade secrets and/or proprietary business know-how; or (iv) confidential information obligations; provided that, once a court of competent jurisdiction orders or denies temporary or preliminary relief, the Claims shall then be resolved by arbitration pursuant to this Agreement. The parties mutually agree that the state and federal courts located in the City and County of Denver, Colorado shall have exclusive subject matter and personal jurisdiction to hear and decide any such action, and that any such court action shall be governed by the substantive law of the State of Colorado, without giving effect to choice of law principles. Grantee irrevocably waives, to the fullest extent permitted by law, any and all objections which he or she may now or hereafter have to the venue of any such proceeding brought in any such court, including, without limitation, any claim that such proceeding has been brought in an inconvenient forum.

(g)    Further, nothing in this Section 6 prohibits Grantee from making a report or filing an administrative charge with a federal, state or local administrative agency such as the National Labor Relations Board, the Equal Employment Opportunity Commission, the Securities and Exchange Commission or the Department of Labor. This Section 6 also does not prevent federal administrative agencies from adjudicating claims and awarding remedies based on those claims, even if the claims would otherwise be covered by this Section 6. Nothing in this Section 6 prevents or excuses a party from satisfying any conditions precedent and/or exhausting administrative remedies under applicable law before bringing a Claim in arbitration.

(h)    Unless the applicable arbitrators rule otherwise (under the same standards that would apply in a court of competent jurisdiction), each party to any arbitration or court proceeding contemplated by this Section 6 shall be responsible for its own attorneys' fees and costs; provided, however, that unless otherwise required by applicable law or this Agreement, the prevailing party in any arbitration or court proceeding contemplated by this Section 6 shall be entitled to reimbursement of its, his or her reasonable attorneys’ fees, costs, and expenses. Nothing in this Agreement shall require Grantee to reimburse the Company for its reasonable attorneys' fees, costs, and expenses, incurred when the Company prevails in defense of any statutory claim of unlawful discrimination, unless said claim brought by Grantee is frivolous, unreasonable or without foundation, or Grantee continues to prosecute a claim after the claim became frivolous, unreasonable or without foundation. In the event either party hereto files a judicial or administrative action asserting claims subject to this arbitration provision, and the other party successfully stays such action and/or compels arbitration of the claims made in such an action, the party filing the administrative or judicial action shall pay the other party’s reasonable attorneys’ fees, costs, and expenses incurred in obtaining a stay and/or compelling arbitration.

(i)    This Section 6 supersedes and renders void any prior agreement(s) to arbitrate between Grantee and the Company with respect to any and all Claims under this Agreement and any other agreement(s) between the Company and/or any of its direct and indirect subsidiaries, on the one hand, and Grantee, on the other hand. For the avoidance of doubt and notwithstanding the foregoing, this Section 6 does not supersede or render void any prior agreement(s) to arbitrate between the Company and/or any of its direct and indirect subsidiaries, on the one hand, and Grantee, on the other hand with respect to any and all stock options, restricted stock units or other equity awards other than the Options Disputes for the specific Option granted under this Agreement. In the event of any conflict or inconsistency between any AAA rules and/or procedures and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control.

(j)    Other than potential rights to a trial, a jury trial, and common law claims for punitive and/or exemplary damages, nothing in this agreement to arbitrate limits any statutory remedy to which Grantee or the Company may be entitled under law. The parties acknowledge that this agreement to arbitrate shall not alter the at-will nature of their employment relationship MEANING THAT GRANTEE MAY TERMINATE GRANTEE’S EMPLOYMENT WITH THE COMPANY AND/OR ANY OF ITS DIRECT AND INDIRECT SUBSIDIARIES AT ANY TIME WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE, AND THE COMPANY AND/OR ANY OF ITS DIRECT AND INDIRECT SUBSIDIARIES RESERVE THE SAME RIGHTS TO TERMINATE GRANTEE’S EMPLOYMENT AND/OR DEMOTE GRANTEE.

(k)    GRANTEE AND THE COMPANY MUTUALLY AND VOLUNTARILY AGREE TO ARBITRATE ALL CLAIMS COVERED BY THIS AGREEMENT AS SET FORTH IN THIS SECTION 6. THE RIGHTS TO A TRIAL BY JURY, TO COMMON LAW CLAIMS FOR PUNITIVE AND/OR EXEMPLARY DAMAGES, AND TO ENGAGE AND/OR PARTICIPATE IN A CLASS, COLLECTIVE OR REPRESENTATIVE ACTION ARE OF VALUE AND EXPRESSLY WAIVED PURSUANT TO THIS SECTION 6. NOTHING IN THIS SECTION 6 INFRINGES ON GRANTEE’S RIGHT TO FILE A CHARGE WITH ANY GOVERNMENT AGENCY, AND GRANTEE’S RIGHT TO SEEK ANY REMEDY AND/OR PERSONAL RECOVERY IS ONLY RESTRICTED AS SPECIFICALLY SET FORTH IN THIS SECTION 6.

7.Miscellaneous

(a)    Option Subject to the Plan. The Option is issued pursuant to the Plan and is subject to its terms and conditions. The terms and conditions of the Plan are available for inspection during normal business hours at the principal offices of the Company. The Committee has final authority to decide, interpret, determine and calculate any and all aspects of the Plan in its sole and absolute discretion for any reason or no reason at any time and from time to time.

(b)    No Right to Continued Employment; No Rights as Shareholder. This Agreement shall not confer upon Grantee any right with respect to continuance of employment with the Company or any of its direct or indirect subsidiaries, nor shall it interfere in any way with the right of the Company and its direct and indirect subsidiaries to terminate such employment or to demote or remove Grantee for any reason or no reason at any time and from time to time. The holder of the Option will not have any right to dividends or any other rights of a shareholder with respect to Common Shares subject to the Option until such Common

Shares shall have been issued to Grantee upon valid exercise of the Option in accordance with this Agreement and the Plan (as evidenced by the records of the transfer agent of the Company).

(c)    Changes in Capital Structure. If there shall be any change in the Common Shares of the Company through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure of the Company, then appropriate adjustments may be made by the Company, as determined in the sole and absolute discretion of the Committee for any reason or no reason at any time and from time to time, to all or any portion of the Option that shall have not yet vested or been exercised and not yet been terminated or expired, in order to prevent dilution or enlargement of Grantee's rights under the Option. Such adjustments may include, where appropriate, changes in the number of shares of Common Shares and the price per share subject to the outstanding Option. Notwithstanding the foregoing, no action that would modify the treatment of the Option under the Code shall be effective unless agreed to in writing by both parties.

(d)    Assigns and Successors. This Agreement shall inure to the benefit of the Company’s assigns and successors and its and their direct and indirect subsidiaries.

(e)    Compliance with Law; Legal Requirements. The Company shall at all times during the term of the Option reserve and keep available such number of Common Shares as will be sufficient to satisfy the requirements of this Agreement. The exercise of all or any part of the Option shall only be effective at such time that the issuance and sale of Common Shares pursuant to such exercise will not violate any federal or state securities or other laws. The Company may suspend Grantee’s or any holder’s of the Option right to exercise the Option and shall not issue or deliver the Common Shares underlying the Option unless it is satisfied in its judgment that the issuance and sale of Common Shares will not violate any of the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any rules or regulations of the SEC promulgated thereunder, or the requirements of applicable state law relating to authorization, issuance or sale of securities, other applicable laws, rules and regulations or any applicable stock exchange, or any other applicable laws, rules or regulations, or until there has been compliance with the provisions of such acts, laws and rules. If the Company in its sole and absolute discretion so elects, it may register the Common Shares issuable upon the exercise of the Option under the Securities Act and list the Common Shares on any securities exchange. In the absence thereof, Grantee understands that neither the Option nor the Common Shares issuable upon the exercise thereof will be registered under the Securities Act, or tradeable on any securities exchange, and Grantee represents that the Option is being acquired, and that such Common Shares that will be acquired pursuant to exercise of the Option, if any, will be acquired, by Grantee for investment and not with a view to distribution thereof. In the absence of an effective registration statement meeting the requirements of the Securities Act, upon any sale or transfer of the Common Shares issued pursuant to the Option, Grantee shall deliver to the Company an opinion of counsel satisfactory to the Company to the effect that the sale or transfer of the Common Shares does not violate any provision of the Securities Act or the Exchange Act. Grantee understands that the Company is under no obligation to register or qualify the Common Shares with the SEC, any state securities commission or any stock exchange to effect such compliance and that Grantee will have no recourse to or claim against the Company if the Company determines pursuant to this Section 7 that it is unable to deliver the Common Shares upon exercise of the Option. Regardless of whether the offering and sale of the Common Shares have been registered under the Securities Act, or have been registered or qualified under the securities laws of any state, the Company in its sole and absolute discretion for any reason or no reason at any time and from time to time may impose restrictions upon the sale, pledge or other transfer of such Common Shares (including the placement of appropriate legends on certificates or the imposition of stop-transfer instructions on the certificates or book entries, as applicable) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the Exchange Act, the securities laws of any state or other jurisdiction or any other applicable laws, rules and regulations or any applicable stock exchange rules or regulations.

(f)    Notice of Disposal of Common Shares; Withholding. To the extent the Option is an ISO, if Grantee shall dispose of any of the Common Shares of the Company acquired by Grantee pursuant to the exercise of such portion of the Option that is an ISO within two years from the Grant Date or within one year after the transfer of any such shares to Grantee upon exercise of such portion of the Option, then, in order to provide the Company with the opportunity to claim the benefit of any income tax deduction (if any) which may be available to it under the circumstances, Grantee shall promptly notify the Company of the dates of acquisition and disposition of such shares, the number of shares so disposed of, and the consideration, if any, received for such shares. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure: (i) notice to the Company of any disposition of the Common Shares of the Company within the time periods described above; and (ii) that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Grantee.

(g)    Confidential Treatment of Option. Grantee agrees to treat with confidentiality the existence, terms and conditions of this Agreement and the Option except to the extent specifically disclosed by the Company pursuant to applicable law, and agrees that failure to do so may result in immediate termination of the Option.

(h)    Obligations Unaffected. Except as expressly set forth to the contrary in Section 6 of this Agreement, the obligations of Grantee under this Agreement shall be independent of, and unaffected by, and shall not affect, other agreements, if any, binding Grantee which apply to Grantee’s business activities during and/or subsequent to Grantee’s employment by the Company or any of its direct or indirect subsidiaries or affiliates.

(i)    Survival. Any provision of this Agreement which logically would be expected to survive termination or expiration, shall survive for a reasonable time period under the circumstances, whether or not specifically provided in this Agreement. Except as set forth to the contrary in this Agreement (including, without limitation, Section 6 of this Agreement), the obligations under this Agreement also shall survive any changes made in the future to the employment terms and conditions of Grantee, including without limitation changes in salary, benefits, bonus plans, job or position title and job responsibilities.

(j)    Complete Agreement; No Waiver. This Agreement constitutes the entire, final and complete understanding between the parties hereto with respect to the subject matter of this Agreement, and, except as specifically set forth in this Agreement, supersedes and replaces all previous understandings or agreements, written, oral, or implied, with respect to the subject matter of this Agreement made or existing before the date of this Agreement. Except as expressly provided by this Agreement, no waiver or modification of any of the terms or conditions of this Agreement shall be effective unless in writing and signed by both parties. The failure of any party to insist upon strict performance of any provision of this Agreement shall not be construed as a waiver of any subsequent breach of the same or similar nature.

(k)    Severability. Each provision of this Agreement shall be construed as separable and divisible from every other provision, and the enforceability of any one provision shall not limit the enforceability, in whole or in part, of any other provision. Except as otherwise set forth in this Agreement, in the event that a court, arbitrator or other body of competent jurisdiction holds any provision of this Agreement to be invalid, illegal, void or less than fully enforceable as to time, scope or otherwise, the parties agree that such provision shall be construed by limiting and reducing it to the minimum extent necessary to render such provision valid, legal and enforceable while preserving to the greatest extent permissible the original intent of the parties; the remaining terms and conditions of this Agreement shall not be affected by such alteration and shall remain in full force and effect. Notwithstanding the foregoing, in the event that any one or more of the covenants set forth in Section 5 of this Agreement are found to be unenforceable against the Grantee to any extent by the final non-appealable resolution of any litigation or other legal proceeding stemming from an actual, threatened, or attempted violation of such covenants by Grantee~~,~~ then the entire Option

(both vested and unvested) shall be deemed to have terminated and the Option (both vested and unvested) shall not be exercisable and no Common Shares shall be issuable in connection therewith as of the date of such finding.

(l)    Summary Information. In the event that the Company provides Grantee (or anyone acting on behalf of Grantee) with summary or other information concerning, including or otherwise relating to Grantee’s rights or benefits under this Agreement (including without limitation the Option, and any vesting thereof), such summary or other information shall in all cases be qualified in its entirety by this Agreement and the Plan, and, unless it explicitly states otherwise and is signed by an officer of the Company, shall not constitute an amendment or other modification hereto.

(m)    Grantee Acknowledgements

(i)Grantee understands, acknowledges, agrees and hereby stipulates that he or she is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else.

(ii)Grantee understands, acknowledges, agrees and hereby stipulates that he or she has carefully read, considered and understands all of the provisions of this Agreement, the Plan and the Company’s policies reflected in this Agreement.

(iii)Grantee understands, acknowledges, agrees and hereby stipulates that he or she has asked any questions needed for him or her to understand the terms, consequences and binding effect of this Agreement and the Plan and Grantee fully understands them, including, without limitation, that he or she is waiving the right to a trial, a trial by jury, and common law claims for punitive and/or exemplary damages.

(iv)Grantee understands, acknowledges, agrees and hereby stipulates that he or she was provided an opportunity to seek the advice of an attorney and/or tax professional of his or her choice before accepting this Agreement.

(v)Grantee understands, acknowledges, agrees and hereby stipulates that the obligations and restrictions set forth in this Agreement are consistent with Grantee’s right to sell his or her labor, the public's interest in unimpeded trade, are fair and reasonable, and are no broader than are reasonably required to protect the Company’s interests.

(vi)Grantee understands, acknowledges, agrees and hereby stipulates that it is the Company’s policy to seek legal recourse to the fullest extent possible for actual, threatened or attempted violation of, or challenges to the enforceability of, this Agreement. Grantee understands that nothing in this Agreement shall be construed to prohibit the Company from pursuing any other available remedies for such actual, threatened or attempted violation or challenges to enforceability, including, without limitation, the recovery of damages from Grantee. Grantee further agrees that, if he or she violates, threatens or attempts to violate, or challenges the enforceability of, this Agreement, it would be difficult to determine the damages and lost profits which the Company would suffer as a result thereof including, but not limited to, losses attributable to lost or misappropriated Confidential Information and Trade Secrets and losses stemming from violations of the non-disclosure, non‑compete and/or non‑solicitation obligations set forth above. Accordingly, Grantee agrees that if he or she violates, threatens or attempts to violate or challenges the enforceability of this Agreement, then the Company shall be entitled to an order for injunctive relief and/or for specific performance, or their equivalent, in addition to money damages and any other remedies otherwise available to it at law or equity. Such injunctive relief includes but is not limited to requirements that Grantee take action or refrain from taking action to avoid competing with the Company, to avoid soliciting the Company’s employees or customers, to preserve the secrecy of Confidential Information and Trade Secrets, to not use Confidential Information and Trade Secrets, to avoid conflicts of interest and to protect the Company from irreparable harm. Grantee expressly agrees that the Company does not need to post a bond to obtain an injunction and Grantee waives the right to require such a bond.

(n)    Notice. All notices to the Company shall be addressed to: EchoStar Corporation, 100 Inverness Terrace East, Englewood, Colorado, 80112, Attn: Corporate Secretary, or to such other address or person as the Company may notify Grantee from time to time. All notices to Grantee or other person or persons then entitled to exercise the Option shall be addressed to Grantee or such other person(s) at Grantee's address on file with the Company, or to such other address as Grantee or such person(s) may notify the Company or its administrator for the Option in writing from time to time.

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Upon Grantee’s acceptance of the terms and conditions set forth in this Agreement through the electronic grant process available through the Administrator, this Agreement shall become effective between the parties as of the Grant Date.

ECHOSTAR CORPORATION

GRANTEE – [Participant Name] Accepted on [Acceptance Date]

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